Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-60054) of Waters Corporation of our report dated June 13, 2008 relating to the financial statements of the Waters Employee Investment Plan, which appears in this Form 11-K.
/s/ Carlin, Charron & Rosen, LLP
Westborough, Massachusetts
June 13, 2008